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                                                                   Exhibit 10.16



                       PENSION BENEFIT EQUALIZATION PLAN

                                       OF

                                 R.H. DONNELLEY

                          Effective as of July 1, 1998



I.   Purpose of the Plan

          The purpose of the Pension Benefit Equalization Plan of R.H. Donnelley (the "Plan") is to provide a means of equalizing the benefits of those employees participating in the Retirement Account of R.H. Donnelley (the "Retirement Plan") whose funded benefits under the Retirement Plan are or will be limited by the application of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code") or any applicable law or regulation. The Plan is intended to be an "excess benefit plan" as that term is defined in Section 3(36) of ERISA with respect to those participants whose benefits under the Retirement Plan have been limited by
Section 415 of the Code, and a "top hat" plan meeting the requirements of Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of ERISA with respect to those participants whose benefits under the Retirement Plan have been limited by
Section 401(a)(17) of the Code.

II.  Administration of the Plan

          The Board and the Executive Compensation and Stock Option Committee appointed by the Board (the "Committee"), severally (and not jointly) shall be responsible for the administration of the Plan. The Committee shall consist of not less than three (3) nor more than seven (7) members, as may be appointed by the Board from time to time. Any member of the Committee may resign at will by notice to the Board or be removed at any time (with or without cause) by the Board.

          The members of the Committee may from time to time allocate responsibilities among themselves and may delegate to any management committee, employee, director or agent its responsibility to perform any act hereunder, including without limitation those matters involving the exercise of discretion, provided that such delegation shall be subject to revocation at any time at its discretion.

          The Committee (and their delegees) shall have the exclusive authority to interpret the provisions of the Plan and construe all of its terms (including, without limitation, all disputed and uncertain terms), to adopt, amend, and rescind rules and regulations for the administration of the Plan, and generally to conduct and administer the Plan and to make all determinations in connection with the Plan as may be necessary or advisable. All such actions of the Committee shall be conclusive and binding upon all Participants, Former Participants, Vested Former Participants and Surviving Spouses. All deference permitted by law shall be given to such interpretations, determinations and actions.


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          Any action to be taken by the Committee shall be taken by a majority of its members, either at a meeting or by written instrument approved by such majority in the absence of a meeting. A written resolution or memorandum signed by one Committee member and the secretary of the Committee shall be sufficient evidence to any person of any action taken pursuant to the Plan.

          Any person, corporation or other entity may serve in more than one fiduciary capacity under the Plan.

III. Participation in the Plan

          All members of the Retirement Plan shall be eligible to participate in this Plan whenever their benefits under the Retirement Plan as from time to time in effect would exceed the limitations on benefits and contributions imposed by Sections 401, 415 or any other applicable Section of the Code, calculated from and after September 2, 1974. For purposes of this Plan, benefits of a participant in this Plan shall be determined as though no provision were contained in the Retirement Plan incorporating limitations imposed by Sections 401, 415 or any other Section of the Code.

IV.  Benefit Limitations

          For purposes of this Plan and the Retirement Plan, the limitations imposed by Section 415 of the Code shall be deemed to be met when the sum of the participant's defined benefit plan fraction and his defined contribution plan fraction equals 1.0, as such fractions are computed for purposes of Section 415 of the Code and Section 19.4 of the Retirement Plan.

V.   Equalized Benefits

          The Corporation shall pay to each eligible member of the Retirement Plan and his beneficiaries a supplemental pension benefit equal to the benefit which would have been payable to them under the Retirement Plan, as if no provision were set forth therein incorporating limitations imposed by Sections 401, 415 or any other applicable Section of the Code, to the extent that such benefit otherwise payable under the Retirement Plan exceeds the benefit limitations related to the Retirement Plan as described in Section III of this Plan.

          Subject to Section XII of this Plan, such supplemental pension benefits shall be payable in accordance with all of the terms and conditions applicable to the participant's benefits under the Retirement Plan including whatever optional benefits he may have elected; provided, however, if an
Election (as defined in Section IX of this Plan) or a Special Election (as defined in Section X of this Plan) has been made and becomes effective prior to the date when benefits under this Plan would otherwise be payable, the form of payment of benefits under this Plan shall be in the form so elected pursuant to such Election or Special Election; provided further that notwithstanding any Election or Special Election, if the lump sum value, determined in the same manner as provided under Section IX below, of the benefits payable
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                                                                               3

under this Plan is $10,000 or less at the time such benefits are payable under this Plan, such benefits shall be payable as a lump sum.

          Any portion of the benefits payable under this Plan as a lump sum, including any amounts payable as a lump sum under Section VI, shall be paid 60 days after the date when payments of the same benefits under this Plan, if payable in the form of an annuity, would otherwise commence, or as soon as practicable thereafter, provided the Committee has approved such payment. Any such lump sum distribution of a participant's or beneficiary's benefits under this Plan shall fully satisfy all present and future Plan liability with respect to such participant or beneficiary for such portion or all of such benefits so distributed. Any portion of the benefits payable under this Plan as an annuity shall commence on the date when annuity benefits under this Plan would otherwise commence, without regard to any Election or Special Election.

VI.  Payments of Benefits in the Event of Death

          In case of the death of the participant, the amount in his account shall, where applicable and subject to Section XII of this Plan, be distributed to the surviving beneficiary who has been designated to receive benefits under the Retirement Plan and in the manner which has been elected under the Retirement Plan; provided, however, if an Election (as defined in Section IX of this Plan) or a Special Election (as defined in Section X of this Plan) has been made and becomes effective prior to the date when benefits under this Plan would otherwise be payable, the form of payment of benefits payable to such surviving beneficiary under this Plan shall be in the form so elected pursuant to such Election or Special Election; provided further that notwithstanding any Election or Special Election, if the lump sum value, determined in the same manner as provided under Section IX below, of the benefits payable under this Plan is $10,000 or less at the time such benefits are payable to such surviving beneficiary under this Plan, such benefits shall be payable as a lump sum.

          If the participant has not designated a beneficiary under the Retirement Plan, or if no such beneficiary is living at the time of the participant's death, the amount, if any, in the participant's account that is distributable upon his death shall be distributed to the person or persons who would otherwise be entitled to receive a distribution of the participant's Retirement Plan benefits. Payment to such person or persons shall completely discharge the Plan with respect to the amount so paid.

VII. Change in Control

          Upon the occurrence of a "Change in Control" of the Corporation, as such term is defined below, (i) each participant and beneficiary already receiving benefits and/or survivor's benefits under the Plan shall receive a lump sum distribution of their unpaid benefits and/or survivor's benefits under the Plan in an amount equal to the present value of such benefits and/or survivor's benefits in full satisfaction of all present and future Plan liability with respect to such participant or beneficiary, and (ii) each vested participant who is not already receiving benefits under the Plan shall receive
(A) a lump sum distribution of the present value of his accrued benefit under the Plan as of the date of such Change in Control,

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within 30 days of the date of such Change in Control and (B) a lump sum distribution of the present value of his additional benefit, if any, accrued under the Plan from the date of the Change in Control until the date he retires or terminates employment with the Corporation, within 30 days from the date of the participant's retirement or termination of employment with the Corporation. In determining the amount of the lump sum distributions to be paid under this
Section VII, the following actuarial assumptions shall be used: (i) the interest rate used shall be the interest rate used by the Pension Benefit Guaranty Corporation for determining the value of immediate annuities as of January 1st of either the year of the occurrence of the Change in Control or the participant's retirement or termination of employment, whichever is applicable,
(ii) the 1983 Group Annuity Mortality Table shall be used; and (iii) it shall be assumed that all participants retired or terminated employment with the Corporation on the date of the occurrence of the Change in Control for purposes of determining the amount of the lump sum distribution to be paid upon the occurrence of the Change in Control.

          For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if

          (a) any "Person," as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities;

          (b) during any period of twenty-four months (not including any period prior to the effective date of this provision), individuals who at the beginning of such period constitute the Board, and any new director (other than (1) a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clause
     (a), (c) or (d) of this Section) (2) a director designated by any Person (including the Corporation) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (3) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Corporation representing 10% or more of the combined voting power of the Corporation's securities) whose election by the Board or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;

          (c) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately
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                                                                               5

prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation and
(2) after which no Person holds 20% or more of the combined voting power of the then outstanding securities of the Corporation or such surviving entity; or

          (d) the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.
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VIII.  Funding

          Benefits payable under this Plan shall not be funded and shall be made out of the general funds of the Corporation; provided, however, that the Corporation reserves the right to establish one or more trusts to provide alternate sources of benefit payments under this Plan, provided, further, however, that upon the occurrence of a "Potential Change in Control" of the Corporation, as defined below, the appropriate officers of the Corporation are authorized to make contributions to such a trust fund, established as an alternate source of benefits payable under the Plan, as are necessary to fund the lump sum payments to Plan participants required pursuant to Section VII of this Plan in the event of a Change in Control of the Corporation; provided, further, however, that if payments are made from such trust fund, such payments will satisfy the Corporation's obligations under this Plan to the extent made from such trust fund.

          In determining the amount of the necessary contribution to the trust fund in the event of a Potential Change in Control, the following actuarial assumptions shall be used: (i) the interest rate used shall be the interest rate used by the Pension Benefit Guaranty Corporation for determining the value of immediate annuities as of January 1st of the year of the occurrence of the Potential Change in Control, (ii) the 1983 Group Annuity Mortality Table shall be used; and (iii) it shall be assumed that all participants will retire or terminate employment with the Corporation as soon as practicable after the occurrence of the Potential Change in Control.

          For the purposes of this Plan, "Potential Change in Control" means:

          (a) the Corporation entered into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Corporation;

          (b) any person (including the Corporation) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Corporation;

          (c) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation (or a Corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), who is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 9.5% or more of the combined voting power of the Corporation's then outstanding securities, increases his beneficial ownership of such securities by 5% or more over the percentage so owned by such person; or

          (d) The Board of Directors of the Corporation adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control of the Corporation has occurred.
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IX.  Election of Form of Payment

          A participant under this Plan may make an election, on a form supplied by the Committee, to receive all, none, or a specified portion of his benefits under this Plan in a lump sum and to receive any balance of such benefits in the form of an annuity (an "Election"); provided that any such Election shall be effective for purposes of this Plan only if (i) such participant remains in the employment of the Corporation or an Affiliate (as defined under Section XII below), as the case may be, for the full twelve calendar months immediately following the Election Date of such Election, except in the case of such participant's death or disability as provided below and (ii) such participant complies with the administrative procedures set forth by the Committee with respect to the making of the Election. A participant making such Election shall be subject to the provisions of Section XII of this Plan.

          A participant may elect a payment form different than the payment form previously elected by him under this Section IX by filing a revised election form; provided that any such new Election shall be effective only if the conditions in clauses (i) and (ii) of the immediately preceding paragraph are satisfied with respect to such new Election. Any prior Election made by a participant that has satisfied such conditions remains effective for purposes of this Plan until such participant has made a new Election that satisfies such conditions.

          A participant making an election under this Section IX may specify the portion of his benefits under this Plan to be received in a lump sum as follows: 0 percent, 25 percent, 50 percent, 75 percent or 100 percent.

          In the event a participant who has made an Election dies or becomes "totally disabled" as defined in the R.H. Donnelly Long Term Disability Plan while employed by the Corporation or an Affiliate and such death or total disability occurs during the twelve-calendar-month period immediately following the Election Date of such Election, the condition that such participant remain employed with the Corporation or an Affiliate (as defined in Section XII) for such twelve-month-period shall be deemed to be satisfied and such Election shall be effective with respect to benefits payable to such participant or participant's beneficiaries under this Plan.

          The amount of any portion of the benefits payable as a lump sum under this Section IX will equal the present value of such portion of such benefits, and the present value shall be determined (i) based on a discount rate equal to the average of 85% of the 15-year non-callable U.S. Treasury bond yields as of the close of business on the last business day of each of the three months immediately preceding the date the annuity value is determined and (ii) using the 1983 Group Annuity Mortality Table.

          "Election Date" for purposes of this Plan means the date that a properly completed election form with respect to an Election or Special Election (as defined in Section X below) is received by the Corporate Assistant Treasurer of the Corporation.
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X.   Special Election of Form of Payment

          Any participant under this Plan (except for the Chairman of the Board of Directors of the Corporation on December 21, 1994) who as of December 31, 1994 (i) is age 54 or older and (ii) has at least 4 years of Credited Service (as defined in the Corporation's Supplemental Executive Benefit Plan) may make an election, on a form supplied by the Committee, to receive all, none, or a specified portion, in the same percentages as described in Section IX above, of his benefits under this Plan in a lump sum and to receive any balance of such benefits in the form of an annuity (a "Special Election"); provided that any such Special Election shall be effective for purposes of this Plan only if such participant remains in employment with the Corporation or an Affiliate (as defined in Section XII below), as the case may be, for the one calendar month immediately following the Election Date, except in the case of death or disability as provided below and complies with the administrative procedures set forth by the Committee with respect to the making of the Special Election; and provided further that the Election Date with respect to any such Special Election may not be later than January 31, 1995. A participant making such Special Election shall be subject to the provisions of Section XII of this Plan.

          In the event a participant who has made a Special Election dies or becomes "totally disabled" as defined in the R.H. Donnelly Long Term Disability Plan while employed by the Corporation or an Affiliate (as defined in Section XII below) and such death or total disability occurs during the one-calendar-month-period immediately following the Election Date of such Special Election, the participant shall for purposes of this Section X be deemed to have been employed with the Corporation or an Affiliate (as defined in Section XII below), as the case may be, for such one calendar-month period, and such Special Election shall be effective with respect to benefits payable to such participant or participant's beneficiaries under this Plan.

          The amount of any portion of the benefits payable as a lump sum under this Section X will equal the present value of such portion of such benefits, and the present value shall be determined (i) based on a discount rate equal to the average of 85% of the 15-year non-callable U.S. Treasury bond yields as of the close of business on the last business day of each of the three months immediately preceding the date the annuity value is determined and (ii) using the 1983 Group Annuity Mortality Table.

XI.  Indemnification

          Subject to certain conditions as provided below, the Corporation shall indemnify each participant or beneficiary who receives any benefits under this Plan in the form of an annuity for any interest and penalties that may be assessed by the U.S. Internal Revenue Service (the "Service") with respect to U.S. Federal income tax on such benefits (payable under the Plan in the form of an annuity) upon final settlement or judgment with respect to any such assessment in favor of the Service, provided the basis for the assessment is that the amendment of this Plan to provide for the Election or the Special Election causes the participant or the beneficiary, as the case may be, to be treated as being in constructive
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receipt of such benefits prior to the time when such benefits are actually payable under the Plan.

          In case any such assessment shall be made against a participant or beneficiary, such participant or beneficiary, as the case may be (the "indemnified party"), shall promptly notify the Corporation's Treasurer in writing and the Corporation, upon request of such indemnified party, shall select and retain an accountant or legal counsel reasonably satisfactory to the indemnified party to represent the indemnified party in connection with such assessment and shall pay the fees and expenses of such accountant or legal counsel related to such representation, and the Corporation shall have the right to determine how and when such assessment by the Service should be settled, litigated or appealed. In connection with any such assessment, any indemnified party shall have the right to retain his own accountant or legal counsel, but the fees and expenses of such accountant or legal counsel shall be at the expense of such indemnified party unless the Corporation and the indemnified party shall have mutually agreed to the retention of such accountant or legal counsel.

          The Corporation shall not be liable to a participant or beneficiary for any payments under this Section XI with respect to any assessment described in the second preceding paragraph if such participant or beneficiary against whom such assessment is made has not notified or allowed the Corporation to participate with respect to such assessment in the manner described above or, following demand by the Corporation, has not made the deposit to avoid additional interest or penalties as described below, or has agreed to, or otherwise settled with the Service with respect to, such assessment without the Corporation's written consent, provided, however, (i) if such assessment is settled with such consent or if there is a final judgment for the Service, (ii) the Corporation has been notified and allowed to participate in the manner as provided above and (iii) such participant or beneficiary has made any required deposit to avoid additional interest or penalties as described below, the Corporation agrees to indemnify the indemnified party to the extent set forth in this Section XI.

          In the event a final settlement or judgment with respect to an assessment as described under this Section XI has been made against a participant or beneficiary, such participant or beneficiary may elect to receive a portion or all of his benefits that is otherwise payable as an annuity under the Plan in the form of a lump sum in accordance with procedures as the Committee may set forth, and such lump sum distribution will be made as soon as practicable after any such election. At the time such assessment is made against such participant or beneficiary (the "assessed party") and prior to any final settlement or judgement with respect to such assessment, if so directed by the Corporation, such assessed party shall, as a condition to receiving an indemnity under this Section XI, as soon as practicable after notification of such assessment make a deposit with the Service to avoid any additional interest or penalties with respect to such assessment and, upon the request of such assessed party, the Corporation shall lend, or arrange for the lending to, such assessed party a portion of his remaining benefit under the Plan, not to exceed the lump sum value of such benefit under the Plan, determined using the actuarial assumptions set forth in Section IX, solely for purposes of providing the assessed party with funds to make a deposit with the Service to avoid any additional interest or penalties with respect to such assessment.

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XII.  Limitations on Payment of Benefits

          If a participant under this Plan has at any time made an Election or a Special Election to have all or a portion of the benefits under this Plan distributed in a lump sum, such participant shall be subject to this Section XII.

          Notwithstanding any other provision of this Plan to the contrary, no benefits or no further benefits, as the case may be, shall be paid to a participant who is subject to this Section XII if the Committee reasonably determines that such participant has:

          (i) To the detriment of the Corporation or any Affiliate, directly or indirectly acquired, without the prior written consent of the Committee, an interest in any other company, firm, association, or organization (other than an investment interest of less than 1% in a publicly-owned company or organization), the business of which is in direct competition with the business (present of future) of the Corporation or any of its Affiliates;

          (ii) To the detriment of the Corporation or any Affiliate, directly or indirectly competed with the Corporation or any Affiliate as an owner, employee, partner, director or contractor of a business, in a field of business activity in which the participant has been primarily engaged on behalf of the Corporation or any Affiliate or in which he has considerable knowledge as a result of his employment by the Corporation or any Affiliate, either for his own benefit or with any person other than the Corporation or any Affiliate, without the prior written consent of the Committee; or

          (iii) Been discharged from employment with the Corporation or any Affiliate for "Cause."

          An "Affiliate" for purposes of this Plan means any corporation, partnership, division or other organization controlling, controlled by or under common control with the Corporation or any joint venture entered into by the Corporation.

          "Cause" for purposes of this Section XII shall include the occurrence of any of the following events or such other dishonest or disloyal act or omission as the Committee determines to be "cause":

          (a) The participant has misappropriated any funds or property of the Corporation or any Affiliate;

          (b) The participant has, without the prior knowledge or written consent of the Committee, obtained personal profit as a result of any transaction by a third party with the Corporation or any Affiliate; or
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          (c)  The participant has sold or otherwise imparted to any person, firm, or corporation the names of the customers of the Corporation or any Affiliate or any confidential records, data, formulae, specifications and other trade secrets or other information of value to the Corporation or any Affiliate derived by his or her association with the Corporation or any Affiliate.

In any case described in this Section XII, the participant shall be given prior written notice that no benefits or no further benefits, as the case may be, will be paid to such participant. Such written notice shall specify the particular act(s), or failures to act, on the basis of which the decision to terminate his benefits has been made.

          Notwithstanding any other provision of this Plan to the contrary, a participant who receives in a lump sum any portion of his benefits under this Plan pursuant to an Election or Special Election shall receive such lump sum portion of his benefits subject to the condition that if such participant engages in any of the acts described in clause (i) or (ii) of this Section XII, then such participant shall within 60 days after written notice by the Corporation repay to the Corporation the amount described in the immediately following sentence. The amount to be repaid shall equal the amount, as determined by the Committee, of the participant's lump sum benefit paid under this Plan to which such participant would not have been entitled, if such lump sum benefit had instead been payable in the form of an annuity under this Plan and such annuity payments were subject to the provisions of this Section XII.

XIII.  Miscellaneous

          This Plan may be terminated at any time by the Board of Directors of the Corporation, in which event the rights of participants to their accrued benefits shall become nonforfeitable. This Plan may also be amended at any time by the Board of Directors of the Corporation, except that no such amendment shall deprive any participant of his benefits accrued at the time of such amendment.

          No right to payment or any other interest under this Plan may be alienated, sold, transferred, pledged, assigned, or made subject to attachment, execution, or levy of any kind.

          Nothing in this Plan shall be construed as giving any employee the right to be retained in the employ of the Corporation. The Corporation expressly reserves the right to dismiss any employee at any time without regard to the effect which such dismissal might have upon him under the Plan.

          This Plan shall be construed, administered and enforced according to the laws of the State of New York.



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XIV.  Effective Date

          This Plan shall be effective as of July 1, 1998, upon its adoption by the Board of Directors of R.H. Donnelley.